Exhibit 4.4

Modified March             , 2005 for the stock split of September 15, 2000 and the name changes of CPG ImmunoPharmaceuticals, Inc. to Coley Pharmaceutical Group, Inc.

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR ANY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

COLEY PHARMACEUTICAL GROUP, INC.

Warrant for the Purchase of Shares of

Series C Convertible Preferred Stock, $.01 par value per Share

Warrant No.	Number of Shares

FOR VALUE RECEIVED, COLEY PHARMACEUTICAL GROUP, INC., a Delaware corporation (the “Company”), hereby certifies that             , or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on July 15, 1999 (subject to the provisions of Section 1(a)(ii) below) and prior to 5:00 P.M., New York City time, on July 15, 2009,                      fully paid and nonassessable shares of the Series C Convertible Preferred Stock, $.01 par value per share, of the Company at a purchase price of              per share.

As used in this Warrant, (i) the Series C Convertible Preferred Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the “Series C Stock,” (ii) the shares of the Series C Stock purchasable hereunder are referred to as the “Warrant Shares,” (iii) the price payable for each of the Warrant Shares hereunder is referred to as the “Per Share Warrant Price,” (iv) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the “Aggregate Warrant Price,” (v) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the “Warrants” and (vi) the holder of this Warrant is referred to as the “Holder”.

1. Exercise of Warrant.

(a) This Warrant may be exercised by the Holder in whole at any time or in part from time to time:

(i) commencing on July 15, 1999 and prior to 5:00 P.M., New York City time, on July 15, 2009 (the “Warrant Exercise Period”), by the surrender of this

Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 9 hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company or by prearranged wire transfer to an account specified by the Company; or

(ii) during the Warrant Exercise Period, in lieu of payment in cash, by the surrender of this Warrant (with the Cashless Exercise form at the end hereof duly executed) (a “Cashless Exercise”) at the address set forth in Section 9 hereof. Such presentation and surrender shall be deemed a waiver of the Holder’s obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise (the “Exercised Number of Warrant Shares”) less that number of Warrant Shares which, when multiplied by the then current market price (as defined below) per share of Series C Stock, equals the Per Share Warrant Price multiplied by the Exercised Number of Warrant Shares. For purposes of any computation under this Section 1(a)(ii) and Section 3, the then current market price per share of Series C Stock at any date (the “Market Price”) shall be determined as follows:

(A) In the event that all of the Company’s shares of Preferred Stock shall prior to exercise or exchange of this Warrant have been converted into shares of the Common Stock of the Company, $.01 par value per share (the “Common Stock”), as a result of the conversion of all of the issued and outstanding shares of Preferred Stock in connection with the closing of a firm commitment underwritten public offering (as such term is described in the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”)), then the Market Price per share of Series C Stock shall be determined by taking the product of “x” and “y,” with “x” equal to the number of shares of the Company’s Common Stock into which one share of the Company’s Series C Stock could be converted on the date on which this Warrant is exercised (the “Determination Date”), and “y” equal to the fair market value of the Company’s Common Stock on the Determination Date. For purposes of making this calculation, the fair market value of the Company’s Common Stock shall be determined as follows:

(1) If the Company’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market, then the closing price on the day before the Determination Date;

(2) If the Company’s Common Stock is not traded on an exchange or on the NASDAQ National Market but is traded in the over-the-counter market, then the closing price on the day before the Determination Date; or

(3) If the Determination Date is the date on which the Company’s Common Stock is first sold to the public by the Company in a firm commitment public offering under the Securities Act of 1933, as amended (the “1933 Act”), then the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering;

(B) In the event that the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up with respect to the Series C Preferred Stock under the Company’s Certificate of Incorporation, then the Market Price per share of the Series C Stock shall be determined by aggregating all amounts to be payable per share to holders of the Series C Stock in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Series C Stock in liquidation, assuming for the purposes of this subsection that all of the shares of Series C Stock issuable upon exercise of all of the Warrants are outstanding at the Determination Date; or

(C) In all other cases, the Market Price per share of the Series C Stock shall be determined in good faith by the Company’s Board of Directors upon review of relevant factors.

(b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of Series C Stock, and the Holder shall be entitled to receive a new Warrant covering the Warrant Shares which have not been exercised. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Series C Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Series C Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Series C Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, and the shares of the Common Stock issuable upon conversion of the Series C Stock, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists its Common Stock on any national securities exchange, keep the shares of Common Stock, issuable upon the conversion of the Warrant Shares, authorized for listing on such exchange upon notice of issuance.

3. Adjustments.

(a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Series C Stock, (ii) subdivide its outstanding shares of Series C Stock into a greater number of shares (by a stock split or otherwise), (iii) combine its outstanding shares of Series C Stock into a smaller number of shares (by a reverse stock split or otherwise) or (iv) issue by reclassification of its Series C Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be proportionately increased or reduced, as the case may be. When any such adjustment is required to be made to the Per Share Warrant Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Per Share Warrant Price in effect immediately prior to such adjustment, by (ii) the Per Share Warrant Price in effect immediately after such adjustment. Any adjustment made pursuant to this Subsection 3(a) shall become effective on the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of a subdivision, combination or reclassification.

(b) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company) (which consolidation, merger, sale, conveyance and statutory exchange is referred to below as a “Sale”), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance, and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.

The above provisions of this subsection (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder not less than 15 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

(c) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Series C Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

(d) If, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose good faith determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

4. Fully Paid Stock; Taxes. The Company agrees that the shares of the Series C Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Series C Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof.

5. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Securities Act of 1933, as amended (or any successor legislation), and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company’s books at any time as the Holder for all purposes. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

6. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the

Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

8. Covenants of Warrant Holder. By acceptance of this Warrant, the Holder is hereby deemed to covenant and agree with the Company that it is acquiring this Warrant as an investment and not with a view to distribution hereof. The holder of this Warrant or any Warrant Shares may transfer this Warrant or such Warrant Shares only pursuant to applicable Federal and state laws. Each registered Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Warrant Shares under the Securities Act, or (ii) an opinion of counsel reasonably acceptable to the Company to the effect that such registration is not, under the circumstances, required. In addition, in order for any transferee of this Warrant or any Warrant Shares to receive any of the benefits of this Warrant or the Warrant Shares, as the case may be, the Company must have received notice of such transfer, at the address set forth in Section 9 below, in the form of assignment or partial assignment attached hereto. Any transferee other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act must also covenant and agree that it is acquiring this Warrant or such Warrant Shares as an investment and not with a view to distribution hereof or thereof, except in accordance with the Securities Act and applicable state securities law.

9. Communication. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

If to the Holder:

If to the Company:	Coley Pharmaceutical Group, Inc.
93 Worcester Street, Suite 101
Wellesley, Massachusetts 02481
Attention: President

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attention: James Chicoski, Esquire

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

10. Rights and Restrictions of the Holder. As contemplated by Amendment No. 3 to Series B and Series C Convertible Preferred Stock Purchase Agreement and Instrument of Accession among the Company and certain of its shareholders dated as of July 15, 1999 (the “Omnibus Amendment”), the Warrant Shares shall be deemed to have been issued under the Series B and Series C Convertible Preferred Stock Purchase Agreement among the Company and certain of its shareholders dated July 9, 1997, as amended (as so amended, the “Purchase Agreement”), and accordingly the Warrant Shares and the Common Stock issuable upon the conversion of such Warrant Shares shall be entitled to the rights, benefits and restrictions accorded to the shares of Series C Stock, and the shares of Common Stock issuable upon conversion thereof, issued pursuant to the Purchase Agreement, including the rights, benefits and restrictions set forth in the Purchase Agreement and the related Registration Rights Agreement, Voting Agreement and Stock Restriction Agreement, in each case as amended, and the applicable provisions of the Company’s Certificate of Incorporation, as amended, and the Omnibus Amendment are hereby incorporated herein by reference and made a part hereof as if set forth herein in their entirety.

11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

13. Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the person or persons referred to may require.

14. Amendment. The terms of this Warrant may be amended or waiver of compliance of any term hereof may be obtained by the Company pursuant to a written agreement between the Company and the Holder.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of                         .

COLEY PHARMACEUTICAL GROUP, INC.

By:	Robert Bratzler
Its:	President

ATTEST:

Charles Yon
Secretary

[Corporate Seal]

SUBSCRIPTION

The undersigned,                                     , pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase                                  shares (the “Warrant Shares”) of the Series C Convertible Preferred Stock, par value $.01 per share, of Coley Pharmaceutical Group, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

(a) The undersigned represents that the address of the undersigned furnished below is (i) the undersigned’s principal residence if he or she is an individual or (ii) the undersigned’s principal business address if it is a corporation, partnership or other entity.

(b) The undersigned (i) was not formed for the purpose of investing in the Company, (ii) is acquiring the Warrant Shares for its own account for investment and not with a view to or for resale in connection with any distribution or resale of the Warrant Shares except in accordance with the Securities Act of 1933, as amended (or any successor statute) (the “Securities Act”) and applicable state securities laws, and (iii) has not offered or sold any portion of the Warrant Shares and has no present intention of dividing the Warrant Shares with others or of selling, distributing or otherwise disposing of any portion of the Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance, except in accordance with the Securities Act and applicable state securities laws.

(c) The undersigned understands that (i) the sale of the Warrant Shares has not been registered under the Securities Act or any state securities law in reliance upon an exemption therefrom for non-public or limited offerings and (ii) the Warrant Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act or an exemption from such registration is available at the time.

(d) The undersigned understands and agrees that the following restrictions and limitations are applicable to its purchase and any resales, pledges, hypothecations or other transfers of the Warrant Shares:

        (i) The following legends (or legends in substantially similar form) will be placed on any certificate(s) or other document(s) evidencing the Warrant Shares, and the undersigned for itself must comply with the terms and conditions set forth in such legend prior to any resales, pledges, hypothecations or other transfers of the Warrant Shares:

“The securities represented by this certificate have not been registered pursuant to the Securities Act of 1933, as amended (“Act”), or any state securities laws, and may not be sold, pledged, hypothecated or otherwise transferred unless (A) the stockholder wishing to transfer such securities provides an opinion of counsel in form and substance satisfactory to Coley Pharmaceutical Group, Inc.

(the “Company”) stating that the proposed transfer of the Company’s securities is exempt from the registration provisions of all applicable federal and state laws; or (B) said securities are registered pursuant to the Act and all applicable state securities laws.”

“The shares of stock represented by this certificate are subject to restrictions set forth in a certain Warrant, dated December     , 1998, issued by the Company in favor of the registered owner of the shares represented by this certificate (or his predecessor in interest). The Company will furnish a copy of such Warrant(s) to the holder of this certificate upon written request without charge.”

(ii) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

(e) The undersigned’s representations and warranties made herein shall survive the execution and delivery hereof and of the Warrant Shares.

Dated:

Signature:

Address:

CASHLESS EXERCISE

The undersigned                                 , pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for                                  shares (the “Warrant Shares”) of Series C Convertible Preferred Stock, par value $.01 per share, of Coley Pharmaceutical Group, Inc. pursuant to the Cashless Exercise provisions of the Warrant.

(a) The undersigned represents that the address of the undersigned furnished below is (i) the undersigned’s principal residence if he or she is an individual or (ii) the undersigned’s principal business address if it is a corporation, partnership or other entity.

(b) The undersigned (i) was not formed for the purpose of investing in the Company, (ii) is acquiring the Warrant Shares for its own account for investment and not with a view to or for resale in connection with any distribution or resale of the Warrant Shares except in accordance with the Securities Act of 1933, as amended (or any successor statute) (the “Securities Act”) and applicable state securities laws, and (iii) has not offered or sold any portion of the Warrant Shares and has no present intention of dividing the Warrant Shares with others or of selling, distributing or otherwise disposing of any portion of the Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance, except in accordance with the Securities Act and applicable state securities laws.

(c) The undersigned understands that (i) the sale of the Warrant Shares has not been registered under the Securities Act or any state securities law in reliance upon an exemption therefrom for non-public or limited offerings and (ii) the Warrant Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act or an exemption from such registration is available at the time.

(d) The undersigned understands and agrees that the following restrictions and limitations are applicable to its purchase and any resales, pledges, hypothecations or other transfers of the Warrant Shares:

        (i) The following legends (or legends in substantially similar form) will be placed on any certificate(s) or other document(s) evidencing the Warrant Shares, and the undersigned for itself must comply with the terms and conditions set forth in such legend prior to any resales, pledges, hypothecations or other transfers of the Warrant Shares:

“The securities represented by this certificate have not been registered pursuant to the Securities Act of 1933, as amended (“Act”), or any state securities laws, and may not be sold, pledged, hypothecated or otherwise transferred unless (A) the stockholder wishing to transfer such securities provides an opinion of counsel in form and substance satisfactory to Coley Pharmaceutical Group, Inc. (the “Company”) stating that the proposed transfer of the Company’s securities is exempt from the registration provisions of all applicable federal and state laws; or (B) said securities are registered pursuant to the Act and all applicable state securities laws.”

“The shares of stock represented by this certificate are subject to restrictions set forth in a certain Warrant, dated December     , 1998, issued by the Company in favor of the registered owner of the shares represented by this certificate (or his predecessor in interest). The Company will furnish a copy of such Warrant(s) to the holder of this certificate upon written request without charge.”

(ii) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

(e) The undersigned’s representations and warranties made herein shall survive the execution and delivery hereof and of the Warrant Shares.

Dated:

Signature:

Address:

ASSIGNMENT

FOR VALUE RECEIVED                          hereby sells, assigns and transfers unto                          the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint                             , attorney, to transfer said Warrant on the books of Coley Pharmaceutical Group, Inc. (the “Company”). This Assignment is subject to and contingent upon the assignee’s agreement to be bound by the terms and restrictions set forth in the foregoing Warrant.

Dated:

Signature:

Address:

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED                          hereby assigns and transfers unto                          the right to purchase                  shares of the Series C Convertible Preferred Stock, par value $.01 per share, of Coley Pharmaceutical Group, Inc. (the “Company”) covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint                         , attorney, to transfer that part of said Warrant on the books of the Company. This Partial Assignment is subject to and contingent upon the assignee’s agreement to be bound by the terms and restrictions set forth in the foregoing Warrant.

Dated:

Signature:

Address:

Coley Pharmaceutical Group, Inc.

List of Warrant Holders

3/8/2005

Series C Preferred Warrant Holders	Warrants
TVM Techno Venture Enterprises	492,500
Alafi Capital Company	84,500
Peer M. Schatz	48,500
Metin Colpan	48,500

674,000